UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to Section 240.14a-12

INTERACTIVE INTELLIGENCE GROUP, INC.
(Name of Registrant as Specified in its Charter)
______________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:
_______________________________________________________________________________
(2)	Aggregate number of securities to which transaction applies:
_______________________________________________________________________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_______________________________________________________________________________
(4)	Proposed maximum aggregate value of transaction:
_______________________________________________________________________________
(5)	Total fee paid:
_______________________________________________________________________________

☐    Fee paid previously with preliminary materials.
☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
_______________________________________________________________________________
(2)	Form, Schedule or Registration Statement No.:
_______________________________________________________________________________
(3)	Filing Party:
_______________________________________________________________________________
(4)	Date Filed:
_______________________________________________________________________________

This filing consists of email communications distributed by Interactive Intelligence Group, Inc. (the “Company”) to participants in the Company’s 2006 Equity Incentive Plan who have unvested equity awards:

Subject: Important Information Regarding Your Interactive Intelligence Equity

You are receiving this message because you have outstanding unvested RSUs and/or Options.

Based on the terms of our Merger Agreement with Genesys, your outstanding RSUs and/or unvested Options that would vest no later than December 31, 2017 will be accelerated to vest upon the merger closing date. This accelerated vested equity will be converted into cash at $60.50 per share minus the exercise price of any applicable options and withholding tax and paid out within seven (7) business days of the merger closing date.

Outstanding RSUs and unvested Options that would vest later than December 31, 2017 will be converted into unvested cash at $60.50 per share minus the exercise price of any applicable options and withholding tax. This unvested cash will be divided into equal installments to be paid out over time consistent with your original terms and vesting schedule. The next vesting payment would occur in 2018.

Any cash and unvested cash payments in lieu of cancelled Interactive Intelligence Equity Awards shall continue to be subject to the same terms and time vesting schedule applicable to the cancelled Interactive Intelligence Equity Award, including, without limitation, that the holder of such award be employed by the resulting Company on each applicable vesting date in order to receive a cash payment with respect to the cash award.

Details on the issuance of these payments will be communicated as they are finalized.

Your equity grant information can be found in your E*TRADE account. https://us.etrade.com/e/t/user/login
(If you have forgotten your E*TRADE account you can request help via the Forgot User ID or Password link on the E*TRADE home page.)

Please direct any additional question to StockOptionQuestions@inin.com

Thank you

Example (for illustrative purposes only):

Description	Result
Grant Date	02/01/2016
Merger Closing Date	12/01/2016
Outstanding RSUs	1,000
Accelerated RSUs	250
Cash Payment Upon Closing	$15,125 (before taxes)
Remaining RSUs	750
Unvested Cash	$45,375 (before taxes)

Vesting Schedule
February 1, 2018	$15,125 (before taxes)
February 1, 2019	$15,125 (before taxes)
February 1, 2020	$15,125 (before taxes)

Important Additional Information

In connection with the proposed merger, Interactive Intelligence intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Interactive Intelligence will mail proxy materials to each shareholder entitled to vote at the special meeting relating to the proposed merger. Shareholders are urged to carefully read the proxy statement and any other proxy materials in their entirety (including any amendments or supplements thereto) and any other relevant documents that Interactive Intelligence will file with the SEC when they become available because they will contain important information. The proxy statement and other relevant materials (when available), and any and all documents filed by Interactive Intelligence with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by Interactive Intelligence via the Investor Relations section of its website at http://investors.inin.com, or copies may be obtained, without charge, by directing a request to Chief Financial Officer, Interactive Intelligence Group, Inc., 7601 Interactive Way, Indianapolis, Indiana 46278 or by calling (317) 715-8265.

Participants in the Solicitation
 This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Interactive Intelligence, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the shareholders of Interactive Intelligence in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Interactive Intelligence’s shareholders in connection with the proposed merger, and any interest they have in the proposed merger, will be set forth in the definitive proxy statement when it is filed with the SEC. Information regarding Interactive Intelligence’s directors and officers is set forth in Interactive Intelligence’s proxy statement for its 2016 Annual Meeting of Shareholders, which was filed with the SEC on April 8, 2016, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 29, 2016. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via Interactive Intelligence’s Investor Relations section of its website at http://investors.inin.com.

Subject: Important Information Regarding Your Interactive Intelligence Equity

You are receiving this message because you have Performance Restricted Units (PSUs) where the performance has not yet been satisfied.

Based on the terms of our Merger Agreement with Genesys, your PSUs for which the performance period is incomplete as of the merger closing date shall be deemed satisfied against your performance objectives.

Unvested PSUs that would vest no later than December 31, 2017 will be paid out at $60.50 per share minus any withholding tax within seven (7) days of the merger closing date.

The remaining PSUs will be converted into unvested cash at $60.50 per share upon closing and will be paid out over time consistent with your original terms and vesting time schedule. The next vesting payment would occur in 2018.

Details on the issuance of these payments will be communicated as they are finalized.

Any cash and unvested cash payments in lieu of cancelled Interactive Intelligence Equity Awards shall continue to be subject to the same terms and time vesting schedule applicable to the cancelled Interactive Intelligence Equity Award, including, without limitation, that the holder of such award be employed by the resulting Company on each applicable vesting date in order to receive a cash payment with respect to the cash award.

Your equity grant information can be found in your E*TRADE account. https://us.etrade.com/e/t/user/login
(If you have forgotten your E*TRADE account you can request help via the Forgot User ID or Password link on the E*TRADE home page.)

Please direct any additional question to StockOptionQuestions@inin.com

Thank you

Example (for illustrative purposes only):

Description	Result
PSU Grant Date	02/01/2016
Performance determination	02/01/2017
Merger Closing Date	12/01/2016
Incomplete PSUs	1,000
Unvested Cash Conversion	$60,500 (before taxes)
Partial Payment At Closing (25%)	$15,125 (before taxes)
Remaining Unvested Cash	$45,375.00 (before taxes)

Vesting Schedule	Payment
February 1, 2018	$15,125 (before taxes)
February 1, 2019	$15,125 (before taxes)
February 1, 2020	$15,125 (before taxes)

Important Additional Information

In connection with the proposed merger, Interactive Intelligence intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Interactive Intelligence will mail proxy materials to each shareholder entitled to vote at the special meeting relating to the proposed merger. Shareholders are urged to carefully read the proxy statement and any other proxy materials in their entirety (including any amendments or supplements thereto) and any other relevant documents that Interactive Intelligence will file with the SEC when they become available because they will contain important information. The proxy statement and other relevant materials (when available), and any and all documents filed by Interactive Intelligence with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by Interactive Intelligence via the Investor Relations section of its website at http://investors.inin.com, or copies may be obtained, without charge, by directing a request to Chief Financial Officer, Interactive Intelligence Group, Inc., 7601 Interactive Way, Indianapolis, Indiana 46278 or by calling (317) 715-8265.

Participants in the Solicitation
 This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Interactive Intelligence, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the shareholders of Interactive Intelligence in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Interactive Intelligence’s shareholders in connection with the proposed merger, and any interest they have in the proposed merger, will be set forth in the definitive proxy statement when it is filed with the SEC. Information regarding Interactive Intelligence’s directors and officers is set forth in Interactive Intelligence’s proxy statement for its 2016 Annual Meeting of Shareholders, which was filed with the SEC on April 8, 2016, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 29, 2016. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via Interactive Intelligence’s Investor Relations section of its website at http://investors.inin.com.